Exhibit 99.1

KALERA PLC ANNOUNCES ITS WHOLLY-OWNED AND MAIN OPERATING SUBSIDIARY, KALERA, INC., FILES FOR CHAPTER 11 PROTECTION TO PURSUE FINANCIAL AND OPERATIONAL REOGRANIZATION.

Kalera, Inc. Files for Protection under Chapter 11 to Explore Strategic Alternatives

Kalera, Inc. Agrees to $5.1 million Debtor-in-Possession (DIP) Financing to Support Continuing of Operations During Proceedings

Kalera, Inc. Will Continue to Operate Houston and Denver Facilities and These Will Continue to Serve Kalera’s Existing Customer Base

Orlando, Fla, April 4, 2023 (GLOBE NEWSWIRE) — Kalera Public Limited Company (“Kalera PLC” or the “Company”) (Nasdaq: KAL), a vertical farming company headquartered in Orlando, Florida, announced today that its wholly-owned and main operating subsidiary, Kalera, Inc. (“Kalera”) has filed a voluntary petition (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”). Kalera will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Kalera will be filing various “First-Day” motions with the Bankruptcy Court requesting customary relief that will enable Kalera to transition into Chapter 11 without disruption to its ordinary course operations.

Kalera PLC, Kalera S.A. and other subsidiaries including Vindara, Inc. and Iveron Materials, Inc. are not included in the Chapter 11 filing. Kalera intends to use the court-supervised process to evaluate strategic alternatives for Kalera, including a potential sale of Kalera or its assets.

In connection with the filing, Kalera PLC has appointed Mark Shapiro, Senior Managing Director at B. Riley Advisory Services, as Chief Restructuring Officer. Mr. Shapiro will oversee the business and its restructuring process, working to execute on the Company’s business strategy and conduct a value-maximizing sale process. Mr. Shapiro brings deep experience in managing complex financial and operational restructurings, including providing interim management services to preserve and maximize value.

“The Chapter 11 process will allow Kalera to continue operations and serve its existing customer base while it evaluates strategic alternatives for its business and assets,” said Mark Shapiro, Chief Restructuring Officer for Kalera PLC.

To enable Kalera to continue operations during the reorganization process, Kalera’s existing lender has agreed to provide Kalera with $5.1 million of debtor-in-possession (DIP) financing subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court (which has not been obtained at this time).

Effective as of March 29, 2023, Jim Leighton’s employment with the Company as President and Chief Executive Officer ended, so that Mr. Leighton could pursue other opportunities. Mr. Leighton also resigned as member of the Company’s Board of Directors (the “Board”). The Company’s executive management team, including Austin Martin (Chief Operating Officer), Fernando Cornejo (Chief Financial Officer), Dr. Cristian Toma (Founder and Chief Science Officer), and Leon Lachance (Senior VP of Human Resources) will remain with the Company. The following individuals will remain on the Board: Curtis Williams (Chair of the Board), Robert Arnall, Brent de Jong, Sonny Perdue, and Dr. Cristian Toma.

Kalera also announced that it has retained the law firm Baker & Hostetler LLP, as legal advisor, and B. Riley Advisory Services, as financial advisor, to assist in the Chapter 11 Case filing, its restructuring and review of all available strategic alternatives. In light of this ongoing review, the Company was not able to file its Annual Report on Form 10-K for the year ended December 31, 2022 by March 31, 2022. At the present time the Company does not have an estimate of when such filing will be made.

On April 14, 2022, Kalera entered into a Loan and Security Agreement (“Loan Agreement”) with Farm Credit of Central Florida, ACA (“Farm Credit”), under which Farm Credit agreed to make (i) revolving loans in an aggregate principal amount of up to $10 million and (ii) one or more term loans in an aggregate principal amount up to $20 million (collectively the “Loans”). On March 21, 2023, Farm Credit informed Kalera that as of the close of business on March 17, 2023, Farm Credit had sold its interest under the Loan Agreement to Sandton Credit Solutions Master Fund V, L.P. (“Sandton”).

The commencement of the Chapter 11 Case constituted an Event of Default that accelerates Kalera’s obligations under the Loan Agreement. The Loan Agreement provides that upon the Chapter 11 Case filing the unpaid principal and interest due under the Loan Agreement are automatically due and payable. However, any efforts to enforce such payment obligations under the Loan Agreement are automatically stayed as a result of the Chapter 11 Case filing, and the creditors’ rights of enforcement in respect of the Loan Agreement are subject to the applicable provisions of the Bankruptcy Code.

For further information about the case please refer to the following website: https://cases.creditorinfo.com/kalera

Cautionary Statements

Kalera is our main operating subsidiary. We caution our equity holders that trading in our securities during the pendency of the Chapter 11 Case will be highly speculative and will pose additional, substantial risks in addition to the various risks that we have previously disclosed in our press releases, registration statements filed under the Securities Act of 1933, as amended, and periodic reports and schedules filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading prices for our equity securities are not expected to bear any substantive relationship to any recovery that Kalera PLC may obtain in the Chapter 11 Case. There is no assurance the Company will be able to continue operations for the foreseeable future or realize assets and discharge liabilities. Accordingly, we urge extreme caution with respect to existing and future investments in our equity or debt securities.

A plan of reorganization, sale of assets, or liquidation of Kalera will likely result (i) in our receiving little or no distribution in respect of our interest in Kalera, and (ii) in the cancellation of our existing equity interest in Kalera. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan of reorganization could be confirmed notwithstanding its rejection by Kalera PLC, as the equity holder of Kalera, and notwithstanding the fact that Kalera PLC does not receive or retain any property on account of its equity interest under such plan.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 proceedings, Kalera’s plan to continue its operations while it works to complete its proposed reorganization, Kalera’s proposed debtor-in-possession financing, the Company’s plans regarding existing vertical farms and other statements regarding the proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: Kalera’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 proceedings; objections to the DIP financing or other pleadings filed that could protract the Chapter 11 proceedings; the Bankruptcy Court’s rulings in the Chapter 11 proceedings, including the approvals of the terms and conditions of the DIP financing, and the outcome of the Chapter 11 proceedings generally; Kalera’s ability to comply with the restrictions imposed by the terms and conditions of the DIP financing, including Kalera’s ability to obtain additional financing and Kalera’s ability to obtain a timely sale of assets or approval of a plan of reorganization; the length of time that Kalera will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; Kalera’s ability to continue to operate its business during the pendency of the Chapter 11 proceedings; employee attrition and Kalera’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 proceedings; risks associated with third parties seeking and obtaining authority to terminate or shorten Kalera’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute Kalera’s restructuring; Kalera’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; the trading price and volatility of the Company’s common stock; litigation and other risks inherent in a bankruptcy process; the risks described in the Cautionary Statement above; and the other factors listed in Kalera PLC’s filings with the Securities and Exchange Commission. Except as may be required by law, Kalera PLC disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Contact

Mark Shapiro

Chief Restructuring Office

Email: kalera@bmcgroup.com